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                                                                   Exhibit 20

                       TOYOTA MOTOR CREDIT CORPORATION
    SERVICER'S CERTIFICATE - Toyota Auto Receivables 1997-A Grantor Trust
         Distribution Date of June 16, 1997 for the Collection Period
                    May 1, 1997 through May 31, 1997

A.  ORIGINAL DEAL PARAMETER INPUTS
    ------------------------------
(A) Original Total Portfolio                                  $754,957,553.40
(B) Original Class A Certificate Balance                      $722,871,000.00
(C) Class A Certificate Rate                                            6.45%
(D) Original Class B Certificate Balance                       $20,761,000.00
(E) Class B Certificate Rate                                            6.60%
(F) Original Class C Certificate Balance                       $11,325,553.40
(G) Class C Certificate Rate                                            6.80%
(H) Servicing Fee Rate                                                  1.00%
(I) Original Weighted Average Coupon (WAC)                             10.43%
(J) Original Weighted Average Remaining Term (WAM)               43.14 months
(K) Number of Contracts                                                70,909
(L) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                      0.75%
    (ii)   Reserve Fund Initial Deposit                         $5,662,181.66
    (iii)  Specified Reserve Fund Balance Percent                       0.75%
    (iv)   Specified Reserve Fund Balance                       $5,662,181.66
    (v)    Reserve Fund Floor Percent                                   0.75%
    (vi)   Reserve Fund Floor Amount                            $5,662,181.66
    (vii)  Reserve Fund Floor Trigger Amount                   $38,427,684.81
    (viii) Loss and Delinquency Trigger Percent                         5.50%


B.  INPUTS FROM PREVIOUS MONTHLY SERVICER'S CERTIFICATE
    ---------------------------------------------------
(A) Total Portfolio Outstanding                               $727,248,555.69
(B) Total Portfolio Pool Factor                                     0.9632973
(C) Class A Certificate Balance                               $696,339,666.14
(D) Class A Principal Factor                                        0.9632973
(E) Class B Certificate Balance                                $19,999,014.79
(F) Class B Principal Factor                                        0.9632973
(G) Class C Certificate Balance                                $10,909,874.76
(H) Class C Principal Factor                                        0.9632973
(I) Reserve Fund Balance                                        $5,662,181.66
(J) Outstanding Precompute and Interest Advance                 $2,824,080.97
(K) Payahead Account Balance                                    $2,557,593.28
(L) Cumulative Net Losses for All Prior Periods                     $4,006.00
(M) Weighted Average Coupon of Remaining Portfolio (WAC)               10.43%
(N) Weighted Average Remaining Term of Remaining Portfolio (WAM) 42.34 months
(O) Number of Contracts                                                69,741


C.  INPUTS FROM THE MAINFRAME
    -------------------------
(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                       $7,200,684.94
    (ii)  Prepayments in Full                    601 contracts  $4,706,096.45
    (iii) Repurchased Principal                                         $0.00
    (iv)  Payments Behind/Ahead on Repurchased
          Receivables                                                   $0.00
(B) Precomputed Contracts Total Collections                    $14,675,675.59


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(C) Simple Interest Contracts
    (i)   Collected Principal                                   $9,361,796.77
    (ii)  Prepayments in Full                    686 contracts  $7,153,567.65
    (iii) Collected Interest                                    $3,527,487.51
    (iv)  Repurchased Receivables Principal                             $0.00
    (v)   Repurchased Receivables Interest                              $0.00
(D) Payment Advance for Precomputes
    (i)   Reimbursement of Previous Advances                            $0.00
    (ii)  Current Advance Amount                                  $159,343.46
(E) Payment Advance for Simple Interest Contracts
    (i)   Reimbursement of Previous Advances                            $0.00
    (ii)  Current Advance Amount                                  $302,869.08
(F) Payahead Account for Precomputes
    (i)   Payments Applied                                              $0.00
    (ii)  Additional Payaheads                                    $193,859.27
(G) Weighted Average Coupon of Remaining
    Portfolio (WAC)                                                    10.43%
(H) Weighted Average Remaining Maturity of
    Remaining Portfolio (WAM)                                    41.53 months
(I) Remaining Number of Contracts                                      68,442
(J) Delinquent Contracts
                                         Contracts             Amount
                                       -------------   ----------------------
    (i)   31-60 Days Delinquent        1,204   1.76%   $13,228,988.43   1.89%
    (ii)  61-90 Days Delinquent          127   0.19%    $1,441,668.33   0.21%
    (iii) Over 90 Days Delinquent          6   0.01%       $44,907.74   0.01%


D.  INPUTS DERIVED FROM OTHER SOURCES
    ---------------------------------
(A) Aggregate Net Losses for Collection Period                     $25,406.35
(B) Liquidated Contracts                                                   12
    (i)   Gross Principal Balance of Liquidated Receivables       $141,231.44
    (ii)  Net Liquidation Proceeds Received During the
          Collection Period                                       $115,625.09
    (iii) Recoveries on Previously Liquidated Contracts               $200.00
(C) Number of Vehicles Repossessed During the Collection Period            46

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                       TOYOTA MOTOR CREDIT CORPORATION
    SERVICER'S CERTIFICATE - Toyota Auto Receivables 1997-A Grantor Trust
         Distribution Date of June 16, 1997 for the Collection Period
                    May 1, 1997 through May 31, 1997

I.  COLLECTIONS
    -----------
(A) Principal Payments Received                                $28,422,145.81
(B) Interest Payments Received                                  $6,296,381.71
(C) Net Precomputed Payahead Amount                              ($193,859.27)
(D) Aggregate Net Liquidation Proceeds Received                   $115,825.09
(E) Principal on Repurchased Contracts                                  $0.00
(F) Interest on Repurchased Contracts                                   $0.00
(G) Total Collections                                          $34,640,493.34
(H) Net Simple Interest Advance Amount                            $302,869.08
(I) Net Precomputed Advance Amount                                $159,343.46
(J) Total Available Amount                                     $35,102,705.88


II. DISTRIBUTIONS
    -------------
(A) Principal Payments Received                                $28,422,145.81
(B) Principal on Repurchased Contracts                                  $0.00
(C) Gross Principal Balance of Liquidated Receivables             $141,231.44
(D) Total Principal Reduction                                  $28,563,377.25
(E) Class A Amount Due
    (i)   Class A Monthly Interest                              $3,742,825.71
    (ii)  Class A Monthly Principal                            $27,349,401.27
    (iii) Interest Carryover Shortfall                                  $0.00
    (iv)  Principal Carryover Shortfall                                 $0.00
    (v)   Total Amount Due                                     $31,092,226.98
(F) Class B Amount Due
    (i)   Class B Monthly Interest                                $109,994.58
    (ii)  Class B Monthly Principal                               $785,480.29
    (iii) Interest Carryover Shortfall                                  $0.00
    (iv)  Principal Carryover Shortfall                                 $0.00
    (v)   Total Amount Due                                        $895,474.87
(G) Class C Amount Due
    (i)   Class C Monthly Interest                                 $61,822.62
    (ii)  Class C Monthly Principal                               $428,495.69
    (iii) Interest Carryover Shortfall                                  $0.00
    (iv)  Principal Carryover Shortfall                                 $0.00
    (v)   Total Amount Due                                        $490,318.31


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(H) Actual Distributions
    (i)    Class A Servicing Fee (Supplemental Servicing
           Fee Received $122,867.68)                              $580,283.06
    (ii)   Class B Servicing Fee (Supplemental Servicing
           Fee Received $3,528.84)                                 $16,665.85
    (iii)  Class C Servicing Fee (Supplemental Servicing
           Fee Received $1,924.82)                                  $9,091.56
    (iv)   Class A Interest                                     $3,742,825.71
    (v)    Class A Principal                                   $27,349,401.27
    (vi)   Class A Interest Carryover Shortfall                         $0.00
    (vii)  Class A Principal Carryover Shortfall                        $0.00
    (viii) Class B Interest                                       $109,994.58
    (ix)   Class B Principal                                      $785,480.29
    (x)    Class B Interest Carryover Shortfall                         $0.00
    (xi)   Class B Principal Carryover Shortfall                        $0.00
    (xii)  Class C Interest                                        $61,822.62
    (xiii) Class C Principal                                      $428,495.69
    (xiv)  Class C Interest Carryover Shortfall                         $0.00
    (xv)   Class C Principal Carryover Shortfall                        $0.00
    (xvi)  Deposit to Reserve Fund                              $2,018,645.25
    (xvii) Total Amount Distributed                            $35,102,705.88
(I) Amount of Draw from Reserve Fund                                    $0.00
(J) Sum of Draw from Reserve Fund and Total Available Amount   $35,102,705.88
(K) End of Period Class A Interest Shortfall                            $0.00
(L) End of Period Class A Principal Shortfall                           $0.00
(M) End of Period Class B Interest Shortfall                            $0.00
(N) End of Period Class B Principal Shortfall                           $0.00
(O) End of Period Class C Interest Shortfall                            $0.00
(P) End of Period Class C Principal Shortfall                           $0.00


III. POOL BALANCES AND PORTFOLIO INFORMATION
     ---------------------------------------
(A) Balances and Principal Factors
                                        Beginning of Period    End of Period
                                        -------------------   ---------------
    (i)    Total Pool Balance               $727,248,555.69   $698,685,178.44
    (ii)   Total Pool Factor                     0.96329728        0.92546286
    (iii)  Class A Certificate Balance      $696,339,666.14   $666,990,264.87
    (iv)   Class A Principal Factor              0.96329728        0.92546286
    (v)    Class B Certificate Balance       $19,999,014.79    $19,213,534.50
    (vi)   Class B Principal Factor              0.96329728        0.92546286
    (vii)  Class C Certificate Balance       $10,909,874.76    $10,481,379.07
    (viii) Class C Principal Factor              0.96329728        0.92546286
(B) Portfolio Information
    (i)    Weighted Average Coupon (WAC)             10.43%            10.43%
    (ii)   Weighted Average Remaining
           Maturity (WAM)                      42.34 months      41.53 months
    (iii)  Remaining Number of Contracts             69,741            68,442
(C) Outstanding Precompute and Simple
    Interest Advance Amount                   $2,824,080.97     $3,286,293.51
(D) Outstanding Paid Ahead                    $2,557,593.28     $2,751,452.55




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IV. RECONCILIATION OF RESERVE FUND
    ------------------------------
(A) Beginning Reserve Fund Balance                              $5,662,181.66
(B) Draw for Class A Amount Due                                         $0.00
(C) Draw for Class B Amount Due                                         $0.00
(D) Draw for Class C Amount Due                                         $0.00
(E) Amount Available for Deposit to the Reserve Fund            $2,018,645.25
(F) Reserve Fund Balance Prior to Release                       $7,680,826.91
(G) Reserve Fund Required Amount                                $5,662,181.66
(H) Reserve Fund Release to Seller                              $2,018,645.25
(I) Ending Reserve Fund Balance                                 $5,662,181.66


V.  NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
    -----------------------------------------
(A) Aggregate Net Losses for Collection Period                     $25,406.35
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables       $141,231.44
    (ii)  Net Liquidation Proceeds Received During the
          Collection Period                                       $115,625.09
    (iii) Recoveries on Previously Liquidated Contracts               $200.00
(C) Cumulative Net Losses for all Periods                          $29,412.35
    (i) Number of Contracts                                                13
(D) Delinquent and Repossessed Contracts
                                          Contracts             Amount
                                        -------------   ----------------------
    (i)   31-60 Days Delinquent         1,204   1.76%   $13,228,988.43   1.89%
    (ii)  61-90 Days Delinquent           127   0.19%    $1,441,668.33   0.21%
    (iii) Over 90 Days Delinquent           6   0.01%       $44,907.74   0.01%
    (iv)  Vehicles Repossessed During
          the Collection Period            46      *                 *      *
    (v)   Repossessed Vehicle Inventory    65      *                 *      *
                                                     *-Included Above


VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE
    ------------------------------------------
(A) Ratio of Net Losses to the Pool Balance as of Each
    Collection Period
    (i)   Second Preceding Collection Period                            0.00%
    (ii)  Preceding Collection Period                                   0.01%
    (iii) Current Collection Period                                     0.04%
    (iv)  Three Month Average                                           0.02%
(B) Ratio of Number of Contracts Delinquent 60 Days or More
    to the Outstanding Number of Receivables as of Each
    Collection Period (Includes Repossessions)
    (i)   Second Preceding Collection Period                            0.00%
    (ii)  Preceding Collection Period                                   0.01%
    (iii) Current Collection Period                                     0.19%
    (iv)  Three Month Average                                           0.07%
(C) Loss and Delinquency Trigger Indicator (1.25%)        Trigger Was Not Hit


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.



/S/ SYLVIA SHULER
---------------------
    Sylvia Shuler